Exhibit 10.5
Execution Version
IRVINE SENSORS CORPORATION
VOTING AGREEMENT
This Voting Agreement (the “Agreement”) dated as of December 23, 2010 is entered into by and among Irvine Sensors Corporation, a Delaware corporation (the “Company”), Costa Brava Partnership III L.P., a Delaware limited partnership (“Costa Brava”), The Griffin Fund LP, a Delaware limited liability partnership (“Griffin”) (Griffin, together with Costa Brava, the “Investors”), and the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan (the “ESBP”). The Investors and the ESBP are sometimes referred to in this Agreement collectively as the “Stockholders.” Capitalized terms used herein but not defined herein have the meanings set forth in the Securities Purchase Agreement, among the Company and the Investors, dated as of the date hereof (the “Purchase Agreement”).
Recitals:
1. Pursuant to the Purchase Agreement, the Investors own certain outstanding shares of the Common Stock of the Company, par value $0.01 per share (the “Common Stock”), and the ESBP is the record holder of certain outstanding shares of Common Stock.
2. It is a condition to the closing under the Purchase Agreement that the Company the Investors, and the ESBP enter into this Agreement; and
In consideration of the mutual covenants contained herein and the consummation of the transactions contemplated in the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to enter into this Agreement as follows:
1. Voting of Shares for Directors. At each Annual Meeting of Stockholders of the Company (an “Annual Meeting”)(or at a special meeting or by written consent in lieu of an Annual Meeting), except only at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) (or at a special meeting or by written consent in lieu of the 2011 Annual Meeting) for the ESBP, each Stockholder, shall vote or cause to be voted all Shares owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as:
(a) to fix the number of directors of the Company at ten (10);
(b) to elect three (3) individuals designated by Costa Brava, who shall initially shall be Seth Hamot, Jay Scollins and Marcus Williams; and
(c) to elect two (2) individuals designated by Griffin, who shall initially shall be Chet White and Scott Reed.
2. Consent to Amendment to Certificate of Incorporation and 2010 Omnibus Incentive Plan. At the 2011 Annual Meeting (or at any special meeting called for the purpose or by written consent), each Stockholder shall vote or cause to be voted all Shares owned by it, or over which it has voting control, and otherwise use its respective best efforts, to: (i) increase the amount of authorized shares of Common Stock to 500,000,000; (ii) to approve the filing of an amendment to the Company’s certificate of incorporation, which increases the number of authorized shares of Common Stock to 500,000,000, with the Secretary of State of the State of Delaware; and (iii) to approve and adopt the 2010 Omnibus Incentive Plan which has been approved by the Company’s Board of Directors, and the reservation of 45,000,000 shares of Common Stock for issuance thereunder.

3. Prohibited Actions; Covenants of the Company. To the extent permitted by law, the Company agrees not to give effect to any action by any Stockholder or any other person which is in contravention of this Agreement. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.
4. Termination. This Agreement shall be effective as of the date hereof and shall terminate in its entirety upon the relisting of the Company’s Common Stock on a Trading Market other than the OTC Bulletin Board.
5. Grant of Proxy; No Revocation. Each Stockholder hereby grants to the President and Treasurer of the Company, an irrevocable proxy coupled with an interest to vote its Shares in accordance with his or its agreements contained in this Agreement; provided, however, that if the President or the Treasurer shall fail or refuse to exercise such proxy in accordance with the terms of this Agreement, each Stockholder shall be deemed to have granted to Costa Brava an irrevocable proxy coupled with an interest to vote its Shares in accordance with its agreements contained in this Agreement. The voting agreements and proxy contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 5 or 12(h) hereof. Nothing in this Section 6 shall be construed as limiting the provisions of Section 5 or 12(h) hereof.
6. Transfers of Rights. Any person or entity to which Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder; and no Stockholder shall transfer any Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Agreement.
7. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement.

9. Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.
10. Definitions. The following terms shall have the following meanings:
“Shares” shall mean and include any and all shares of Common Stock, or shares of other capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation, stock splits and stock dividends.
“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
11. General.
(a) Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
(b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
(c) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the party of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
(d) Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflict of law provisions thereof).
(f) Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, return receipt requested, or (iii) by facsimile, in each case, addressed as follows:
If to Costa Brava:
Costa Brava Partnership III L.P.
222 Berkeley Street, 17th floor
Boston, MA 02116
Attention: Seth Hamot
Facsimile No.: (617) 267-6785
with a copy to:
Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Jeffrey Katz
Facsimile No.: (617) 235-0617
If to Griffin:
The Griffin Fund LP
c/o Griffin Partners, LLC
447 Battery Street, Suite 230
San Francisco, CA 94111
Attention: Chet White
Fax: (415) 986-2214
If to the Company or the ESBP:
Irvine Sensors Corporation
3001 Red Hill Avenue
Building 4, Suite 108
Costa Mesa, CA 92626
Attention: John J. Stuart, Jr.
Facsimile No.: (714) 444-8773
with a copy to:
Dorsey & Whitney LLP
38 Technology Drive, Suite 100
Irvine, CA 92618
Attention: Ellen Bancroft, Esq.
Facsimile No: (949) 932-3601

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) one business day after the date sent by nationally-known, reputable overnight carrier, (c) four business days after the date of deposit with the U.S. Postal Service, if sent by registered or certified mail, and (d) when receipt is acknowledged, in the case of facsimile. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
(g) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.
(h) Amendments and Waivers. This Agreement may be amended, modified, or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the parties.
(i) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
(j) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or other electronic signatures.
(k) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
[Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

COMPANY: IRVINE SENSORS CORPORATION
By:	/s/ John C. Carson
	Name:	John C. Carson
	Title:	President & CEO

ESBP: IRVINE SENSORS CORPORATION CASH OR DEFERRED & STOCK BONUS PLAN
By:	/s/ John J. Stuart, Jr.
	Name:	John J. Stuart, Jr.
	Title:	Sr. VP & CFO Member of Administrative Committee of Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan
Voting Agreement

INVESTORS: COSTA BRAVA PARTNERSHIP III L.P.
By:	Roark, Rearden & Hamot, LLC,
its General Partner

By:	/s/ Seth W. Hamot
	Name:	Seth W. Hamot
	Title:	President

THE GRIFFIN FUND LP
By:	Griffin Partners, LLC,
its General Partner

By:	/s/ Chester White
	Name:	Chester White
	Title:	Managing Partner
Voting Agreement